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                                                                   Exhibit 10.33

                             STOCK OPTION AGREEMENT
                               (Incentive Option)

                                                  Dated as of: ______________
To: _________

      Pursuant to the 1997 Stock Option Plan ("1997 Plan") of Somanetics Corporation (the "Company") and with the approval of the Compensation Committee of the Company's Board of Directors in accordance with the 1997 Plan, the Company hereby grants to you an option (the "Option") to purchase ______ (____) Common Shares, par value $.01 per share, of the Company (the "Shares") at $______ per Share, upon the terms and conditions contained in this Stock Option Agreement and in the 1997 Plan, a copy of which is attached to, and made a part of, this Stock Option Agreement.

      1. The Option is intended to be an Incentive Option, as defined in the 1997 Plan.

      2. The Option herein granted may not be transferred by you otherwise than by will or by the laws of descent and distribution, and during your lifetime the Option is exercisable only by you.

      3. (a) Subject to the other terms of this Option and the 1997 Plan, you may exercise the Option in accordance with the following schedule:

      (i) Between the date of this Option and [one year from date of option], none of the Shares may be purchased.

      (ii) Commencing [one year from date of option], one-third (1/3) of the Shares may be purchased.

      (iii) Commencing [two years from date of option], an additional one-third (1/3) of the Shares may be purchased.

      (iv) Commencing [three years from date of option], the final one-third (1/3) of the Shares may be purchased.

Notwithstanding anything in this Option to the contrary, the Option shall be exercisable to purchase all of the Shares immediately, to the extent not already purchased, (i) ten (10) business days before the consummation of a "Transaction" as defined in Paragraph 16 of the 1997 Plan, and (ii) upon the acquisition by any person, entity or group (as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of 51% or more of the Company's outstanding voting securities.

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            (b) Subject to earlier termination in accordance with the 1997 Plan, the Option shall expire (to the extent not previously exercised) on [ten years from date of option].

      4. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate option price for the number of Shares purchased and by the representation required by Paragraph 14 of the 1997 Plan if the Shares to be issued under the 1997 Plan have not been registered under the Securities Act of 1933. Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued. If at the time of exercise, the Board of Directors allows for payment of all or any part of the exercise price to be made by promissory note, the interest rate for the promissory note will be a market rate.

      5. It is understood and agreed that nothing contained in the 1997 Plan or in this Agreement, nor any action taken by the Committee, shall confer upon you any right with respect to the continuation of your employment by, or other service to, the Company or any subsidiary, nor interfere in any way with the right of the Company or a subsidiary to terminate your employment or other service at any time.

                                                      Very truly yours,

                                                      SOMANETICS CORPORATION,
                                                      a Michigan corporation

                                                      By:_______________________

                                                      Its:______________________

The above is agreed to and accepted.

_________________________________

Dated: __________________________